EXHIBIT D

INVESTMENT ADVISORY FEES

     The investment advisory fees paid by the Funds to GMFCT are identical under the Original GMFCT Agreement and the New GMFCT Agreement.

     The investment advisory fees will be computed daily and payable monthly at an annual rate based on the Fund’s average daily net assets, as described in the following chart.

New GMFCT
	Original GMFCT Agreement	Agreement Advisory
Funds of the Trust	Advisory Fees	Fees
Federated GVIT High Income	0.80% on assets up to $50 million;	Same
Bond Fund	0.65% for assets of $50 million and more
but less than $250 million;
0.60% on assets of $250 million and more
but less than $500 million;
0.55% for assets of $500 million and more

GVIT International Index	0.27% on assets up to $1.5 billion;	Same
Fund	0.26% on assets of $1.5 billion and more
but less than $3 billion;
0.25% on assets of $3 billion and more

GVIT International Value	0.75% on assets up to $500 million;	Same
Fund	0.70% on assets of $500 million or more
but less than $2 billion;
0.65% on assets of $2 billion and more

GVIT Mid Cap Index Fund	0.22% on assets up to $1.5 billion;	Same
0.21% on assets of $1.5 billion and more
but less than $3 billion;
0.20% on assets of $3 billion and more

GVIT S&P 500 Index Fund	0.13% on assets up to $1.5 billion;	Same
0.12% on assets of $1.5 billion and more
but less than $3 billion;
0.11% on assets of $3 billion and more

GVIT Small Cap Growth Fund	0.95% of the Fund’s average daily net	Same
assets

GVIT Small Cap Value Fund	0.90% on assets up to $200 million;	Same
0.85% for assets of $200 million and more

GVIT Small Company Fund	0.93% of the Fund’s average daily net	Same
assets

New GMFCT
	Original GMFCT Agreement	Agreement Advisory
Funds of the Trust	Advisory Fees	Fees
Gartmore GVIT Developing	1.05% on assets up to $500 million;	Same
Markets Fund[1]	1.00% on assets of $500 million and more
but less than $2 billion;
0.95% for assets of $2 billion and more

Gartmore GVIT Emerging	1.05% on assets up to $500 million;	Same
Markets Fund[1]	1.00% on assets of $500 million and more
but less than $2 billion;
0.95% for assets of $2 billion and more

Gartmore GVIT Global	0.90% on assets up to $500 million;	Same
Financial Services Fund[1]	0.85% on assets of $500 million and more
but less than $2 billion;
0.80 % for assets of $2 billion and more

Gartmore GVIT Global Health	0.90% on assets up to $500 million;	Same
Sciences Fund[1]	0.85% on assets of $500 or more but less
than $2 billion;
0.80% for assets of $2 billion and more

Gartmore GVIT	0.88% on assets up to $500 million;	Same
Global Technology and	0.83% on assets of $500 million or more
Communications Fund[1]	but less than $2 billion;
0.78% for assets of $2 billion and more

Gartmore GVIT Global	0.70% on assets up to $500 million;	Same
Utilities Fund[1]	0.65% on assets of $500 million and more
but less than $2 billion;
0.60% for assets of $2 billion and more

Gartmore GVIT Government	0.50% on assets up to $250 million;	Same
Bond Fund	0.475% on assets of $250 million and more
but less than $1 billion;
0.45% on assets of $1 billion and more but
less than $2 billion;
0.425% on assets of $2 billion and more but
less than $5 billion;
0.40% for assets of $5 billion and more

Gartmore GVIT Growth Fund	0.60% on assets up to $250 million;	Same
0.575% on assets of $250 million and more
but less than $1 billion;
0.55% on assets of $1 billion and more but
less than $2 billion;
0.525% on assets of $2 billion and more but
less than $5 billion;
0.50% for assets of $5 billion and more

New GMFCT
	Original GMFCT Agreement	Agreement Advisory
Funds of the Trust	Advisory Fees	Fees
Gartmore GVIT International	0.90% on assets up to $500 million;	Same
Growth Fund[1]	0.85% on assets of $500 million and more
but less than $2 billion;
0.80% for assets of $2 billion and more

Gartmore GVIT Investor	0.13% of the Fund’s average daily net	Same
Destinations Aggressive Fund	assets

Gartmore GVIT Investor	0.13% of the Fund’s average daily net	Same
Destinations Conservative	assets
Fund

Gartmore GVIT Investor	0.13% of the Fund’s average daily net	Same
Destinations Moderate Fund	assets

Gartmore GVIT Investor	0.13% of the Fund’s average daily net	Same
Destinations Moderately	assets
Aggressive Fund

Gartmore GVIT Investor	0.13% of the Fund’s average daily net	Same
Destinations Moderately	assets
Conservative Fund

Gartmore GVIT Mid Cap	0.75% on assets up to $200 million;	Same
Growth Fund	0.70% for assets of $200 million and more

Gartmore GVIT Money	0.50% on assets up to $1 billion;	Same
Market Fund II	0.48% on assets of $1 billion and more but
less than $2 billion;
0.46% on assets of $2 billion and more but
less than $5 billion;
0.44% for assets of $5 billion and more

Gartmore GVIT Money	0.40% on assets up to $1 billion;	Same
Market Fund	0.38% on assets of $1 billion and more but
less than $2 billion;
0.36% on assets of $2 billion and more but
less than $5 billion;
0.34% for assets of $5 billion and more

Gartmore GVIT Nationwide	0.60% on assets up to $250 million;	Same
Fund	0.575% on assets of $250 million or more
but less than $1 billion;
0.55% on assets of $1 billion or more but
less than $2 billion;
0.525% on assets of $2 billion or more but
less than $5 billion;
0.50% for assets of $5 billion or more

New GMFCT
	Original GMFCT Agreement	Agreement Advisory
Funds of the Trust	Advisory Fees	Fees
Gartmore GVIT Nationwide	0.80% on assets up to $500 million;	Same
Leaders Fund[1]	0.70% on assets of $500 million or more
but less than $2 billion;
0.65% on assets of $2 billion and more

Gartmore GVIT U.S. Growth	0.90% on assets up to $500 million;	Same
Leaders Fund[2]	0.80% on assets of $500 million or more
but less than $2 billion;
0.75% on assets of $2 billion and more

Gartmore GVIT Worldwide	0.90% on assets up to $50 million;	Same
Leaders Fund[1]	0.85% for assets of $50 million and more

JPMorgan GVIT Balanced	0.75% on assets up to $100 million;	Same
Fund	0.70% for assets of $100 million and more

Van Kampen GVIT Comstock	0.80% on assets up to $50 million;	Same
Value Fund	0.65% for assets of $50 million and more
but less than $250 million;
0.60% on assets of $250 million and more
but less than $500 million;
0.55% for assets of $500 million and more

Van Kampen GVIT Multi	0.75% on assets up to $200 million;	Same
Sector Bond Fund	0.70% for assets of $200 million and more

1	Performance fees for the Gartmore GVIT Worldwide Leaders Fund; Gartmore GVIT Global Technology and Communications Fund; Gartmore GVIT Global Health Sciences Fund: Gartmore GVIT Nationwide Leaders Fund; Gartmore GVIT Emerging Markets Fund; Gartmore GVIT International Growth Fund; Gartmore GVIT Global Financial Services Fund; Gartmore GVIT Global Utilities Fund; Gartmore GVIT Developing Markets Fund:

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund’s investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund’s benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund’s Class III Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/- 100 bps under/outperformance	+/- 2bps
+/- 200 bps under/outperformance	+/- 4bps
+/- 300 bps under/outperformance	+/- 6bps
+/- 400 bps under/outperformance	+/- 8bps
+/- 500 bps or more under/outperformance	+/- 10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund’s value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

A description of the specific methodology for calculating, accruing and paying the performance fees for the above-referenced Funds is set forth in Exhibit B to this Agreement.

Benchmark Index Performance:

     The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.	Gartmore GVIT Worldwide Leaders Fund	MSCI World Index
2.	Gartmore GVIT Global Technology and	Goldman Sachs Technology Composite Index
Communications Fund
3.	Gartmore GVIT Global Health Sciences Fund	Goldman Sachs Healthcare Index
4.	Gartmore GVIT Nationwide Leaders Fund	S&P 500 Index
5.	Gartmore GVIT Emerging Markets Fund	MSCI Emerging Markets Index
6.	Gartmore GVIT International Growth Fund	MSCI All Country World Free ex U.S. Index
7.	Gartmore GVIT Global Financial	MSCI World Financial Index
Services Fund
8.	Gartmore GVIT Global Utilities Fund	60% MSCI World Telecom Service Index/40%
MSCI World Utilities Index
9.	Gartmore GVIT Developing Markets Fund	MSCI Emerging Markets Index

[2]	Performance fee for the Gartmore GVIT U.S. Growth Leaders Fund.

     This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund’s investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund’s benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million	+/- 22 basis points
Next $1.5 billion in assets	+/- 18 basis points
Assets of $2 billion and more	+/- 16 basis points

The investment performance of the Gartmore GVIT U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund’s value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.